Exhibit 21

SUBSIDIARY LIST

(as of December 31, 2007)

Company Name	Place of Incorporation
Affholder, Inc.
INA Acquisition Corp.
Insituform Balcani S.R.L.
Insituform Belgium NV
Insituform CV
Insituform Cypress Limited
Insituform Europe, S.A.
Insituform Holdings BV
Insituform Holdings (UK) Limited
Insituform Hong Kong Limited
Insituform (Netherlands) B.V./Inc.
Insituform Rioolrenovatietechnieken B.V.
ITI International Services, Inc.
Insituform Singapore Pte. Ltd.
Insituform sp. z o.o.
Insituform Technologies CV
Insituform Technologies Iberica, S.A.
Insituform Technologies Limited
Insituform Technologies Limited
Insituform Technologies Netherlands BV
Insituform Technologies USA, Inc.
KA-TE Insituform AG
Kinsel Industries, Inc.
Mississippi Textiles Corporation
United Sistemas de Revistimento un
  Tubulações Ltda.
United Sistema de Tuberias Limitada
Video Injection – Insituform SAS

Missouri
Delaware
Romania
Belgium
The Netherlands
France
France
The Netherlands
United Kingdom
Hong Kong
The Netherlands and Delaware
The Netherlands
Delaware
Singapore
Poland
The Netherlands
Spain
Alberta, Canada
United Kingdom
The Netherlands
Delaware
Switzerland
Texas
Mississippi
Brazil

Chile
France